Exhibit 3(i) 3(f)
                        STATE OF INDIANA

                OFFICE OF THE SECRETARY OF STATE
                         CERTIFICATE OF



                     IRWIN UNION CORPORATION

    I, LARRY A. CONRAD, Secretary of State of the State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the form prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same before a Notary Public, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his (their) representatives; all as prescribed by the provisions of the Indiana General Corporation Act, as amended.

    Wherefore,   I   hereby  issue  to  such   Corporation   this
 Certificate of Incorporation, and further certify that its corporate existence has begun.

In Witness Whereof, I have hereunto set any hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 31st day of May, 1972


                                      Larry  A. Conrad, Secretary
                                      of State

XXXPAGE 52XXX


                    ARTICLES OF INCORPORATION
                               OF

                      IRWIN UNION CORPORATION

     The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (herein. after referred to as the "Act,") execute the following Articles of Incorporation.


                            ARTICLE I
                              Name

     The name of the Corporation is Irwin Union Corporation.

                           ARTICLE II

                            Purposes

     The purposes for which the Corporation is formed are:
The transaction of any and all lawful business for which corporations May be incorporated under the Act, including by way of illustration and not of limitation, the following:
XXXPAGE 53XXX

                                          Irwin Union Corporation

                           ARTICLE II

                            Purposes

     2.01. To Act as Holding Company. To purchase or otherwise acquire, own and hold the stock of other corporations and equity interests in other business entities and to direct the operations of other corporations through the ownership of stock therein and to direct the operation: of other business entities through the ownership of equity interests therein.

      2.02. Capacity to Act. To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.

     2.03. To Deal in Securities. To acquire, by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities (as hereinafter defined) issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used herein shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights or, in general, any interests or instruments commonly known as securities or any and all certificates of interest or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing.

     2.04. Investment Management. To make, establish and maintain investments in securities, funds or properties of any nature whatsoever and manage such funds; to do any and all acts and things for the preservation, protection, improvement and enhancement of the value of such property or securities or designed to accomplish any such purposes. To make investigations as to the business affairs and property of corporations, partnerships and various forms of business enterprises and to make appraisals and valuations of all kinds and investigate and render opinions as to the advisability from a financial standpoint of creating, merging, combining or otherwise dealing in business enterprise.

      Article II, Page One
XXXPAGE 54XXX
                                           Irwin Union Corporation


      2.05. Creation of Corporations and Other Entities. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

      2.06. To Deal in Good Will. To acquire by purchase or exchange, or by transfer, or by merger or consolidation with, the Corporation of any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or otherwise to acquire the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof and to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation or by any other lawful means.

      2.07. To Engage in Lending. To make loans and give other forms of credit including, but not limited to, financing, factoring and leasing, with or without security, and to negotiate and make contracts and agreements in connection therewith and to sell and underwrite credit insurance and life, property and liability insurance, directly or through subsidiaries.

      2.08. To Aid Subsidiaries. To aid by loans, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities (as that term is defined in section 2.03 hereof) are in any manner, directly or indirectly, held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, to assume, with or without recourse against any such correlation, firm, organization, association or entity, to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held , guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

      2.09. To Provide Services. To render service, assistance, counsel and advice to and act as representative or agent in any capacity, (whether managing, operating, financial, purchasing, selling, advertising or otherwise) for any corporation, firm, organization, association or other entity and to gather, compile and disseminate information, data and advice in respect to matters of commercial, financial, statistical and business nature and to act as consultants, counselors and advisors.


      Article II, Page Two
XXXPAGE 55XXX

                                           Irwin Union
                                           Corporation


     2.10. To Deal in Real Estate. To acquire by purchase, exchange, lease as lessee, let as lessor, sell, convey, or mortgage, whether alone or in conjunction with others, real estate of every kind, including, without limiting the generality of the foregoing, the design, development, management, acquisition, and operation of commercial, mercantile and service structures and facilities of every character, recreational structures and facilities, residential properties and structures, and mobile home parks.

     2.11. To Deal in Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, at wholesale or retail, alone or in syndicates or otherwise in conjunction with others, commodities or other personal property of every kind, character and description and wherever situated, and any interest therein.

     2.12. To Deal in its Own Securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel its own shares, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares if such use would cause any impairment of the capital of the Corporation, and except that its own shares beneficially owned by the Corporation shall not be voted directly or indirectly.

     2.13. To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes to its business.

     12.14. To Enter into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership individual or other entity, for the carrying on of any business, transaction, or venture, which the Corporation is authorized to carry on or any business, transaction, or venture deemed necessary, convenient or incidental to carrying out of any of the purposes of the Corporation.

     2.15. To Engage in Business Generally. To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law and any, some or all of the foregoing.

     2.16. To-Borrow Money. To borrow money for any business object or purpose of the Corporation from time to time without limit as to amount, to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.



Article-II, Page Three
XXXPAGE 56XXX

                                               Irwin Union
                                           Corporation

     2.17. To Execute Guarantees. To make any guarantee respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

     2.18. Stated Capital; Consideration for Shares. To determine the amount of the stated capital and increase or reduce stated capital and determine the consideration to be received for shares issued from time to time.

     2.19. Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the rights, privileges and powers specified in or permitted under the Indiana General
Corporation Act.

     2.20. General Powers. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incident thereto or connected therewith which is not forbidden by the laws of the State of Indiana or by the provisions of these Articles of Incorporation

     2.21. Construction. The foregoing sections shall be construe as purposes as well as powers and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other section, each of such sections being regarded as creating independent purposes and powers The enumeration shall not be construed as limiting or restricting in any manner either the meaning or general terms used in any of the sections or the scope of the general powers of the Corporation created thereby. The enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the state of Indiana nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The titles contained herein are solely for convenience and are not to be considered in construing the various sections.

     2.22. Limiting Clause. Nothing in this article shall be construed to authorize the conduct by the Corporation, directly or indirectly, of a rural loan and savings association, credit union or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee or building and loan business or receiving deposits or money, bullion or foreign coins or of issuing bills, notes, or other evidences of debt or circulation as money; provided, however, that the Corporation may own, create or otherwise acquire all or part of the issued and outstanding stock of corporations lawfully engaged in any of such activities.





Article II, Page Four
XXXPAGE 57XXX
                           ARTICLE III
                       Period of Existence

   The period during which the Corporation shall continue is perpetual.


                           ARTICLE IV
               Resident Agent and Principal Office

   Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is John A. Nash, 500 Washington Street, Columbus, Indiana 47201.

   Section 2. Principal Office. The post office address of the principal office of the Corporation is 500 Washington Street, Columbus, Indiana 47201


                            ARTICLE V

                             Shares

   Section 1. Number. The total number of shares which the Corporation has authority to issue is 1,000 shares consisting of 500 common shares with the par value of $10.00 per shares, and 500 preferred shares without par value.
   Section 2. Terms.

              (see attached)
   Section 3. Voting Rights.

              (sec attached)
XXXPAGE 58XXX
                     Irwin Union Corporation

                            ARTICLE V

2.  Terms                     Shares

     5.20.     Classes.  The authorized shares of the Corporation
(the "Shares")shall be divided into two classes consisting of 500 common shares par value $10, (the "Common Shares") and 500 preferred shares without par value (the "Preferred Shares").

     5.21.       Rights.

          5.211. Common Shares. -All Common Shares shall have the same rights and privileges. Common Shareholders shall have no preemptive rights.

          5.212. Preferred Shares. The Board of Directors is expressly authorized at any time, and from time to time, by resolution, to determine and state the designations, relative rights, preferences, limitations and restrictions of any class or classes of Preferred Shares, or of any series of any class or classes thereof, and to authorize the issuance of such Preferred Shares upon compliance prior to the issuance of any such Preferred Shares with the applicable provisions of the Act.

     5.22. Dividends. Dividends or distributions may be declared and paid upon outstanding Shares at the discretion of the Board of Directors from time to time out of earned surplus or capital surplus of the Corporation. Dividends payable on the Shares of any class of Shares or series thereof may be paid to the holders of Shares of that or any other class of Shares or series thereof.

     5.23. Issuance of and Consideration for Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, which consideration may be equal to, less than or more than the par value thereof. The judgment of the Board of Directors as to (i) the value of any property or services received in full or partial payment for Shares, and (ii) as to the value of the corporate assets in the event of a Share dividend, shall be conclusive. When Shares are issued upon payment of the consideration fixed by the Board of Directors, such Shares shall be taken to be fully paid stock and shall be nonassessable.

     5.24. Partial Distributions. The Board of Directors may make distributions to Shareholders out of capital surplus from time to time to the extent permitted by law.

     5.25. Facsimile Signatures. Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation. In case any officer of director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used , such certificate or other document may be issued by
XXXPAGE 59XXX

the Corporation with the same effect as
if such person were an officer at the date of its issue.



Article V, Page One
XXXPAGE 60XXX

                                          Irwin Union Corporation

     5.26. Transfer of Shares. Transfer of shares shall be governed by the By-Laws of the Corporation subject to applicable law.

3.   Voting Rights.

     5.30.       Voting Rights.

          5.301. Common Shares. Every holder of the Common Shares of the Corporation shall have the right at every Shareholders' meeting, to one vote for each Common Share standing in his name on the books of the Corporation.

          5.302. Preferred Shares. Holders of Preferred Shares shall have no right to vote upon any question except as shall be affirmatively provided in the Act, or in the remaining sections of this article.

     5.31.     No Greater Requirements.  Nothing in these
Articles shall be deemed to require any greater portion of the Shares to concur in any action taken by the Shareholders than is required by law.

     5.32. Record Date. The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of dividend or for determining Shareholders for any other purpose.

     5.33. Mergers and Consolidations. Any class of Shares of this Corporation shall be entitled to vote as a class if the agreement of merger or consolidation contains any provision which, if contained in a proposed amendment to the Articles of Incorporation of the Corporation, would entitle such class of Shares to vote as a class.

     5.34. Voting on Special Corporate Transactions. In voting on adoption of any proposal for a special corporate transaction or for dissolution of the Corporation, all Shares shall vote as a single class and no Shares shall be entitled to vote as a separate class.

     5.35. Mergers With Subsidiaries. Nothing herein contained shall limit the power of the Corporation or prescribe the procedures to be followed in any merger or consolidation of any subsidiary of this Corporation, ninety-five percent (95%) (or such lesser percentage as may hereafter be prescribed by law) or more of the outstanding Shares of which subsidiary are owned by this Corporation and any such merger or consolidation of any such subsidiary may be accomplished by the Board of Directors of this Corporation in the manner prescribed by law.

     5.36. Class Voting. If the holders of any class of Shares are entitled to vote as a class, the proposal shall be adopted upon receiving the affirmative vote of the holders of at least a majority (or such greater proportion as these Articles of Incorporation may require) of the Shares of each class of Shares entitled to vote thereon as a class and of the total Shares entitled to vote thereon.

Article V, Page Two
XXXPAGE 61XXX
                           ARTICLE VI
              Requirements Prior To Doing Business

   The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.


                           ARTICLE VII
                           Director(s)
   Section 1. Number of Directors. The initial Board of Directors is composed 3 member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be three.

   Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office addressees) of the initial Board of Director(s) of the Corporation is (are):

  Name       Number and Street or Building        City      State    Zip Code

      Paul N. Dinkins    500 Washington Street    Columbus, Indiana   47201

      John A. Nash       500 Washington Street    Columbus, Indiana   47201

      Greg W. Rush       500 Washington Street    Columbus, Indiana   47201


      Section 3.  Qualifications of Directors. (If Any)

No qualifications are prescribed by these Articles.

XXXPAGE 62XXX
                          ARTICLE VIII
                         Incorporator(s)

      The name(s) and post office addressees) of the incorporator(s) of the

      Corporation is (are):

   Name          Number and Street or Building    City      State    Zip Code

     Irwin Miller    301 Washington Street      Columbus, Indiana  47201

     Paul N. Dinkins 500 Washington Street      Columbus, Indiana  47201

     John A. Nash    500 Washington Street      Columbus, Indiana  47201



                           ARTICLE IX
              Provisions for Regulation of Business
              and Conduct of Affairs of Corporation

                          (see attached)
XXXPAGE 63XXX
                                               Irwin Union Corporation

                           ARTICLE IX

              Provisions for Regulation of Business
              and Conduct of Affairs of Corporation

     9.01. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of business and management of the affairs of the Corporation shall be stated in the By-Laws.

     9.02.     Meetings of Shareholders.  Meetings of the
Shareholders of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waiver: of notice thereof or as specified in the By-Laws.

     9.03. Meetings of Directors. Meetings of the Board of Directors and committees thereof of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws. The By-Laws shall prescribe the manner in which notice of such meetings may be given and the time before such meeting in which such notice shall be given, unless waived.

     9.04. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns all or a part of the capital stock shall be valid and binding notwithstanding the fact that the officers and/or directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating directors or officers are the same. With the exception provided above, any contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested or between the Corporation and any corporation or association in which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participate in such action if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of the majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.



     Article IX, Page One
XXXPAGE 64XXX
                                        Irwin Union Corporation

     9.05.     Indemnification of Directors, Officers and
     Employees.

          9.051.  "Liability;" "Expense;" As used in this section
     9.05 the terms "liability" and "expense" shall include but shall not be limited to attorneys' fees and disbursements and amounts of judgment, fines or penalties against and amounts paid in settlement by the directors, officers or employees.

          9.052. "Claim." As used in this section 9.05, the term "claim" 'shall include: (i) any claim, action, suit or proceeding, whether actual or threatened, brought by or in the right of this Corporation or another corporation or otherwise, civil, criminal or administrative or in connection with an investigation or appeal relating thereto,
     (ii) against a person who is or was a director, officer or employee of this Corporation or a person who was serving as a director, officer or employee of any other corporation at the request of this Corporation, and (iii) which is asserted against or threatened against him, as a party or otherwise, by reason of his having been a director, officer or employee of this Corporation or such other corporation or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time the claim is asserted or threatened.

          9.053. Indemnity. Any such director, officer or employee who has been wholly successful on the merits or otherwise with respect to any claim of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation but only if (i) the Board of Directors acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the person to be indemnified acted in good faith in what he reasonably believed to be the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding (which shall not be deemed to include civil, administrative or investigative actions or proceedings in which conduct which violates a criminal statute is alleged) he had no reasonable cause to believe that his conduct was unlawful, or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it its written opinion that the person to be indemnified so acted.






Article IX, Page Two
XXXPAGE 65XXX
                                           Irwin Union Corporation

               9.054. No Presumption. The termination of any claim by judgment, settlement (whether with or without court approval)or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create a prescription that the person to be indemnified did not meet the standard of conduct set forth in section 9.053.

               9.055. Several Claims. If several claims, issues or matters of ac ion are involved, any such person may be entitled to indemnification as to some matters even though he ! is not entitled as to other matters.

               9.056. Advances. The Corporation may advance expenses @to or, where appropriate, may at its expense undertake the ,defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section 9.05.

               9.057.  Applicability.  The provisions of this
          section 9.05shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

               9.058.  Extent of Rights.  The rights of
          indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

     9.59. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the-Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section 9.05 or otherwise

     9.06. Abandoned Property. After it remains unclaimed for a period of six years, any stock or other certificate of ownership, or any dividend, profit, distribution, interest, payment or principal or other property held by this Corporation or owing by this Corporation for the six consecutive years last passed shall revert to and become the property of this Corporation. The secretary shall prepare a written claim of the Corporation to such fund, claim, income or property before the end of the seventh year after its appropriate due date,, distribution date or delivery date.

Article IX, Page Three
XXXPAGE 66XXX
                                         Irwin union Corporation

     9.07. Partnerships. The Board of Directors shall have the power to authorize the Corporation to enter into partnerships or any other lawful arrangement for the sharing of profits, union of interest, reciprocal association, cooperative association, partnership, joint venture or syndicate with any corporation, association, partnership, individual, firm or other legal entity for the purpose of carrying on any lawful business.

     9.08. Committees. The By-Laws may provide for an executive committee and other committees, which shall have the fullest authority to act for the Board of Directors permitted under the laws of Indiana.

     9.09. Removal of Directors. The Shareholders shall have no power to remove directors during their terms of office. Any director may be removed for specific cause found and determined by a vote of not less than two-thirds (2/3) of the entire Board of Directors at any time.

     9.10. Term of Directors. When the Board of Directors consist of nine (9) or more directors, the By-Laws may specify that the director shall be apportioned into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

     9.ll. Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on Shareholders, directors and officers of the Corporation are subject to such reserved right.








Article IX, Page Four
XXXPAGE 67XXX

   IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 30th day of May, 1972.



/s/ Irwin Miller                        Paul N. Dinkins
-------------------------               -----------------------
Irwin Miller                            Paul N. Dinkins
-------------------------               -----------------------

                                        /s/ John A. Nash
                                        -----------------------


STATE OF INDIANA
                    ss:
COUNTY OF Bartholomew

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in State of Indiana, certify that John
A. Nash being one of the incorporator(s) referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.


   Witness my hand and Notarial Seal this 30 day of May, 1972

                                           /s/ Antoinette Frenzer
                                           -----------------------------
                                           Antoinette Frenzer
                                           --------------------------------
                                           (Printed Signature)


My Commission Expires:                            Notary Public

December 23, 1972

This instrument was prepared by Donald W. Buttrey, Stephen J. Dutton, Attorneys at Law,

McHALE, COOK & WELCH, 906 Chamber of Commerce Building, Indianapolis, Indiana 46204

XXXPAGE 68XXX

                        STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE
        CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                               OF
                     IRWIN UNION CORPORATION



I, Larry A. Conrad, Secretary of the State of Indiana, hereby certify that Amended Articles of Incorporation for the above Corporation, in the form prescribed bv my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

   Whereas, upon due examination, I find that the Amended Articles of Incorporation conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.


                              In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana at the City of Indianapolis, this 29th day of December, 1972.


                              Larry A. Conrad, Secretary of State

XXXPAGE 69XXX



                AMENDED ARTICLES OF INCORPORATION
                               OF
                     Irwin Union Corporation

     The undersigned officers of Irwin Union Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating certain Amendments of its Articles of Incorporation by the adoption of new Amended Articles of Incorporation to supersede and take the place of its heretofore existing Articles of Incorporation, certify the following facts:


                            ARTICLE I

                  Text of the Amended Articles

   The exact text of the entire Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amended
Articles"), now is as follows:


                     See Exhibit A attached.


XXXPAGE 70XXX


                           ARTICLE III
                       Period of Existence

    The period during which the Corporation shall continue is Perpetual.

                           ARTICLE IV
               Resident Agent and Principal Office

     Section 1.  Resident Agent.  The name and address of the
Resident Agent in charge of the Corporation's principal office is
John A. Nash, 500 Washington Street, Columbus, Indiana  47201

     Section 2. Principal Office.  'Me post office address of the principal office of the Corporation is 500 Washington Street,
Columbus, Indiana  47201

                            ARTICLE V
                             Shares
     Section 1. Number. The total number of shares which the Corporation has authority to issue consisting of 500,000 common shares with the par value of $10.00 per shares, and 50,000 preferred shares without par value.


   Section 2. Terms.

              (see attached)

   Section 3. Voting Rights.

              (see attached)
XXXPAGE 71XXX

                                        Irwin Union Corporation

                              ARTICLE V

 2. Terms                     Shares

     5.20.     Classes.  The authorized shares of the Corporation
(the "Shares")shall be divided into two classes consisting of 500,000 common shares, par value $10, (the "Common Shares") and 50,000 preferred, shares without par value (the "Preferred
Shares").

     5.21. Rights.

                5.211.    Common Shares.  All Common Shares shall
           have the same rights and privileges.  Common
           Shareholders shall have no preemptive rights.

                5.212.    Preferred Shares.  The Board of
           Directors is expressly authorized at any time, and from time to time, by resolution, to determine and state the designations, relative rights, preferences, limitations and restrictions of any class or classes of Preferred Shares, or of any series of any class or classes thereof, and to authorize the issuance of such Preferred Shares upon compliance prior to the issuance of any such Preferred Shares with the applicable provisions of the Act.

    5.22.Dividends. Dividends or distributions may be declared and paid upon outstanding Shares at the discretion of the Board of Directors from time to time out of earned surplus or capital surplus of the Corporation. Dividends payable on the Shares of any class of Shares or series thereof may be paid to the holders of Shares of that or any other class of Shares or series thereof.

     5.23. Issuance of and Consideration for Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, which consideration may be eaual to, less than or more than the par value thereof. The judgment of the Board of Directors as to (i) the value of any property or services received in full or partial payment for Shares, and (ii) as to the value of the corporate assets in the event of a Share dividend, shall be conclusive. When Shares are issued upon payment of the consideration fixed by the Board of Directors, such Shares shall be taken to be fully paid stock and shall be nonassessable.

     5.24. Partial Distributions. The Board of Directors may make distributions to Shareholders out of capital surplus from time to time to the extent permitted by law.

     5.25. Facsimile Signatures. Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation. In case any officer or director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used, such certificate
XXXPAGE 72XXX

or other document may beissued by the Corporation with the same effect as if such person were an officer at the date of its issue.



Article V, Page One
XXXPAGE 73XXX

                                          Irwin Union Corporation

     5.26. Transfer of Shares. Transfer of Shares shall be governed by the By-Laws of the Corporation subject to applicable law.

3.  Voting Rights

     5.30.     Voting Rights.

               5.301. Common Shares. Every holder of the Common Shares of the Corporation shall have the right at every Shareholders' meeting, to one vote for each Common Share standing in his name on the books of the Corporation.

               5.302.    Preferred Shares.  Holders of Preferred
          Shares shall have no right to vote upon any question except as shall be affirmatively provided in the Act, or in the remaining sections of this article.

     5.31.     No Greater Requirements.  Nothing in these
Articles shall be deemed to require any greater portion of the Shares to concur in any action taken by the Shareholders than is required by law.

     5.32. Record Date. The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of any dividend or for determining Shareholders for any other purpose.

     5.33. Mergers and Consolidations. Any class of Shares of this Corporation shall be entitled to vote as a class if the agreement of merger or consolidation contains any provision which, if contained in a proposed amendment to the Articles of Incorporation of the Corporation, would entitle such class of Shares to vote as a class.

     5.34. Voting on Special Corporate Transactions. In voting on adoption of any proposal for a special corporate transaction or for dissolution of the Corporation, all Shares shall vote as a single class and no Shares shall be entitled to vote as a separate class.

     5.35. Mergers With Subsidiaries. Nothing herein contained shall limit the power of the Corporation or prescribe the procedures to be followed in any merger or consolidation of any subsidiary of this Corporation, ninety-five percent (95%) (or such lesser percentage as may hereafter be prescribed by law) or more of the outstanding Shares of which subsidiary are owned by this Corporation and any such merger or consolidation of any such subsidiary may be accomplished by the Board of Directors of this Corporation in the manner prescribed by law.

     5.36. Class Voting. If the holders of any class of Shares are entitled to vote as a class, the proposal shall be adopted upon receiving the affirmative vote of the holders of at least a majority (or such greater proportion as these Articles of Incorporation may require) of the Shares of each class of Shares entitled to vote thereon as a class and of the total Shares entitled to vote thereon.

Article V, Page Two
XXXPAGE 74XXX

                           ARTICLE VI
              Requirements Prior To Doing Business

The stated capital of the Corporation is at least $1000.00.

                           ARTICLE VII
                           Director(s)

   Section 1. Number of Directors. The Board of Directors is composed of 16 member(s) The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be sixteen.

    Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office addressees) Of the Board of Director(s) of the Corporation (are):

     Name Number and Street or Building city State Zip Code
     Eugene I. Anderson   500 Washington Street, Columbus, Indiana 47201
     Paul N. Dinkins      500 Washington Street, Columbus, Indiana 47201
     George Doup          500 Washington Street, Columbus, Indiana 47201
     Edward E. Edwards    500 Washington Street, Columbus, Indiana 47201
     Harry J. Embry      500 Washington Street, Columbus, Indiana 47201
     Lowell E. Engelking 500 Washington Street, Columbus, Indiana 47201
     Frank C. Forster    500 Washington Street, Columbus, Indiana 47201
     Clarence 0. Hamilton     500 Washington Street, Columbus, Indiana 47201
     William R. Laws, Jr.     500 Washington Street, Columbus, Indiana 47201
     Irwin Miller        301 Washinqton Street, Columbus, Indiana 47201
     John A. Nash        500 Washington Street, Columbus, Indiana 47201
     Paul H. Pardieck    500 Washington Street, Columbus, Indiana 47201
     Charles A. Rau      500 Washington Street, Columbus, Indiana 47201
     Carl M. Reeves      500 Washington Street, Columbus, Indiana 47201
     Albert H. Schumaker 500 Washington Street, Columbus, Indiana 47201
     E.   Don Tull            500 Washington Street, Columbus, Indiana 47201

           Section 3. Qualifications of Directors. (If Any)

     No qualifications are prescribed by these Articles.
XXXPAGE 75XXX

                          ARTICLE VIII
                          Incorporators

    The name(s) and post office addressees) of the    of the
    Corporation (are): President and Executive Vice President,
    Secretary
Name            Number and Street or Building     City       State  Zip Code

Paul N. Dinkins 500 Washington Street,            Columbus,  Indiana 47201
  (President)

 John A. Nash   500 Washington Street,             Columbus,  Indiana 47201
 (Executive Vice President, Secretary)

                           ARTICLE IX
              Provisions for Regulation of Business
              and Conduct of Affairs of Corporation

                         (See attached)
XXXPAGE 76XXX

                                          Irwin Union Corporation

                           ARTICLE IX

              Provisions for Regulation of Business
              and Conduct of Affairs of Corporation

          9.01. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of business and management of the affairs of the Corporation shall be stated in the By-Laws.

          9.02.     Meetings of Shareholders.  Meetings of the
Shareholders of the Corporation shall e held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws.

          9.03. Meetings of Directors. Meetings of the Board of Directors and committees thereof of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws. The By-Laws shall prescribe the manner in which notice of such meetings may be given and the time before such meeting in which such notice shall be given, unless waived.

          9.04. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns all or a part of the capital stock shall be valid and binding notwithstanding the fact that the officers and/or directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating directors or officers are the same. With the exception provided above, any contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested or between the Corporation and any corporation or association in which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participation such action if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of the majority, of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction-which would otherwise be valid under the common and statutory, law applicable thereto.


Article IX, Page One
XXXPAGE 77XXX
                                         Irwin Union Corporation

       9.05.     Indemnification of Directors, Officers and
       Employees.

          9.051.    "Liability;" "Expense;" As used in this
     section 9.05 The terms "liability" and "expense" shall include but shall not be limited to attorneys' fees and disbursements and amounts of judgment, fines or penalties against and amounts paid in settlement by the directors, officers or employees.

          9.052. "Claim." As used in this section 9.05, the term "claim" shall include: (i) any claim, action, suit or proceeding, whether actual or threatened, brought by or in the right of this Corporation or another corporation or otherwise, civil, criminal or administrative or in connection with an investigation or appeal relating thereto,
     (ii) against a person who is or was a director, officer or employee of this Corporation or a person who was serving as a director, officer or employee of any other corporation at the request of this Corporation, and (iii) which is asserted against or threatened against him, as a party or otherwise, by reason of his having been a director, officer or employee of this Corporation or such other corporation or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time the claim is asserted or threatened.

          9.053. Indemnity. Any such director, officer or employee who has been wholly successful on the merits or otherwise with respect to any claim of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation but only if (i) the Board of Directors acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the person to be indemnified acted in good faith in what he reasonably believed to be the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding (which shall not be deemed to include civil, administrative or investigative actions or proceedings in which conduct which violates a criminal statute is alleged) he had no reasonable cause to believe that his conduct was unlawful, or (ii) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it its written opinion that the person to be indemnified so acted..





Article IX, Page Two
XXXPAGE 78XXX
                                   Irwin Union Corporation

          9.054. No Presumption. The termination of any claim by judgment, settlement (whether with or without court approval)or conviction or upon a plea of guilty or of nolo contendere or its equivalent shall not create 8L prescription that the person to be indemnified did not meet the standard of conduct set forth in section 9.053.

          9.055. Several Claims. If several claims, issues or matters of ac ion are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

          9.056. Advances. The Corporation may advance expenses to or, where appropriate, may at its expense und4rtake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section 9.05.

          9.057.    Applicability.  The provisions of this
     section
     9.05 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

          9.058.    Extent of Rights  The rights of
     indemnification provided hereunder shall be in addition to any rights to which any person concerned Pay otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

          9.059. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section 9.05 or otherwise.








Article IX, Page Three
XXXPAGE 79XXX
                                          Irwin Union Corporation

       9.06. Partnerships. The Board of Directors shall have the power to authorize the Corporation to enter into partnerships or any other lawful arrangement for the sharing of profits, union of interest, reciprocal association, cooperative association, partnership, joint venture or syndicate with any corporation, association, partnership, individual, firm or other legal entity for the purpose of carrying on any lawful business.

       9.07. Committees. The By-Laws may provide for an executive committee and other committees, which shall have the fullest authority to act for the Board of Directors permitted under the laws of Indiana.

       9.08. Removal of Directors. The Shareholders shall have no power to remove directors during their terms of office. Any director may be removed for specific cause found and determined by a vote of not less than two-thirds (2/3) of the entire Board of Directors at any time.

       9.09. Term of Directors. When the Board of Directors consists of nine (9) or more directors, the By-Laws may specify that the director shall be apportioned into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

       9.10. Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on Shareholders, directors and officers of the Corporation are subject to such reserved right.








Article IX, Page Four
XXXPAGE 80XXX

                           ARTICLE 11

                   Manner of Adoption and Vote

(b) By written consent executed on December 18, 1972 signed by all of the members of the Board of Directors of the Corporation entitled to vote in respect of the Amended Articles, that the provisions and terms of Articles V & IX of its Articles of Incorporation be amended so as to read as set forth in the amended Articles, and a meeting of such Shareholders was called to be held January 2, 1973, to adopt or reject the Amended Articles unless the same were so approved prior to such date by unanimous written consent.


   Section 2. Action by Shareholders (select appropriate paragraph) (b) By written consent executed on December 18, 1972, signed by the holders to 500 common shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amended Articles.
XXXPAGE 81XXX

   Section 3. Compliance With Legal Requirements

   The manner of the adoption of the Amended Articles, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Acts, the Articles of Incorporation, and the By-Laws of the Corporation.



                           ARTICLE III
             Statement of Changes Made With Respect
          To the Number of Shares Heretofore Authorized

Section 1, of Article V of the Articles of Incorporation was amended to increase the number of authorized shares from 1,000 authorized shares to 550,000 authorized shares, consisting of 500,000 common shares with the par value of $10 per share, and 50,000 preferred shares without par value. XXXPAGE 82XXX

   IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Incorporation of the Corporation and certify to the truth of the facts herein stated, this 18th day of December, 1972,

/s/ Paul N. Dinkins                /s/ John A. Nash
-------------------                ----------------
(Written Signature)               (Written Signature)

Paul N. Dinkins                    John A. Nash
----------------                   --------------------
(Printed Signature)                (Printed Signature)

President of                       Secretary of
Irwin Union Corporation            Irwin Union Corporation


STATE OF INDIANA

COUNTY OF BARTHOLOMEW


I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Paul N. Dinkins ,the President and John A. Nash, the Secretary of Irwin Union Corporation, the officers executing the foregoing Amended Articles of Incorporation, personally appeared before me, acknowledged the execution thereof; and swore to the truth of the facts herein stated.


Witness my hand and Notarial Seal this 18th day of December, 1972.

                                   /s/  Antoinette Frenzer
                                   ------------------------
                                   (written Signature)


                                   Antoinette Frenzer
                                   ------------------------
                                   (Printed Signature)


My Commission Expires:             Notary Public
December 23, 1976

This instrument was prepared by Donald W. Buttrey, Stephen J. Dutton Randolph L. Seger Attorneys at Law, McHalle, Cook & Welch, 906 Chamber of Commerce Building, Indianapolis, Indiana 46204
XXXPAGE 83XXX

                          STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE
                    CERTIFICATE OF AMENDMENT
                               OF
                     IRWIN UNION CORPORATION


    I, LARRY A. CONRAD, Secretary of State of the Slate of Indiana, hereby certify that Articles of Amendment for the above Corporation, in the form prescribed by my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

The Amendment: The exact text of Article V, Section I and Section
5.20

    Whereas, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.


                                   In  Witness  Whereof,  I  have
                                   hereunto   set  my  hand   and
                                   affixed the seal of the  State
                                   of  Indiana,  at the  Citv  of
                                   Indianapolis, this 3rd day  of
                                   March, 1973.



                                   LARRY A. CONRAD, Secretary  of
                                   State

XXXPAGE 84XXX




                      ARTICLES OF AMENDMENT
                             OF THE
                    ARTICLES OF INCORPORATION
                               OF
                     IRWIN UNION CORPORATION

The undersigned officers of IRWIN UNION CORPORATION (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
                            ARTICLE I

                      Text of the Amendment

 The exact text of Article(s).V Section and Section 5.20 of the Articles of Incorporation of the Corporation, as amended
 (hereinafter referred to as the "Amendments"), now is as follows:

 Section 1. Number. The number of shares which the Corporation has the authority to issue is 1,050,000 shares consisting of 1,000,000 common shares with a par value of $5 per share, and 50,000 preferred shares without par value.

 Section 5.20. Classes.  The authorized shares of the Corporation
 (the "Shares") shall be divided into two classes consisting of 1,000,000 common shares, par value $5, (the "Common Shares") and 50,000 preferred shares without par value (the "Preferred
 Shares").
XXXPAGE 85XXX

                           ARTICLE 11
                   Manner of Adoption and Vote

   Section 1. Action by Directors (select appropriate paragraph).

   (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect the Amendments that the provisions and terms of Article V of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held March 20, 1973, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.


   Section 2. Action by Shareholders (select appropriate paragraph)

   (a) The Shareholders     of the Corporation entitled to vote
   in respect of the Amendments, at a meeting thereof, duly called, constituted and held on March 20 1973, the holders at which common shares were present in person or by proxy, adopted the Amendments.

The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

   (1)  Common shares

   (2)

   (3)
XXXPAGE 86XXX

The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favorof the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

                              Total Shares Entitled to Vote as a Class (as
                                                 listed immediately above)

                                 Total       (1)       (2)   (3)

       Shares entitled to vote:   282,984    282,984

       Shares voted in favor:     238,314    238,314
                                  ---------------------

       Shares voted against:           85         85


     Section 3. Compliance with Legal     Requirements.

   The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.


                           ARTICLE III

     Statement of Changes Made With Respect to Any Increase
          In The Number of Shares Heretofore Authorized

Aggregate Number of Shares
   Previously Authorized                    550,O00

   Increase                                 500,000

Aggregate Number of Shares To Be Authorized After Effect of This Amendment 1,050,000
XXXPAGE 87XXX

   IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein stated, 18th day of March, 1973.

/s/ John A. Nash                                 /s/ Robert E. Kirk
------------------------------------            ----------------------
(Written Signature                              Written Signature

John A. Nash                                     Robert E. Kirk

(Printed Signature)                              (Printed Signature)

Executive Vice President                        Secretary of
of Irwin Union Corporation                      Irwin Union Corporation




STATE OF INDIANA
                    SS:
COUNTY OF Bartholomew

I, the undersigned, a Notary Public duly commissioned to take acknowledgements acd administer oaths in the State of Indiana, certify that John A. Nash, the Executive Vice President, and Robert E. Kirk, the Secretary of Irwin Union Corporation the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

   Witness my hand and Notarial Seal this 27th day of March, 1973.

                                           /s/ Gloria Harbaugh
                                          --------------------
                                          (Written Signature)

                                           Gloria Harbaugh
                                           -------------------
                                          (Printed Signature)

My Commission Expires: April 22, 1974             Notary Public


                       Stephen J. Dutton
This instrument was prepared by Stephen J. Dutton, Attorney at Law,
McHALE, COOK & WELCH, 906 Chamber of Commerce Building, Indianapolis, 46204 XXXPAGE 88XXX

                        STATE OF INDIANA

                  OFFICE OF THE SECRETARY OF STATE


 To Whom These Presents Come, Greeting:

   WHEREAS, there has been presented to me at this office a Resolution of the Board of Directors electing to be governed by the provisions of the Indiana Businesss Corproation Law prior to August 1, 1987 of


                     IRWIN UNION CORPORATION

   and said Resolution has been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law. WHEREAS., upon due examination,, I find that it satifies the requirements of I.C. 23-1-17-3(b) and I.C. 23-1-13-1:
   NOW, THEREFORE, I EDWIN J. SIMCOX, Secretary of State of Indiana, hereby certify that I have this day filed the Resolution of the Board of Directors in this office.

   Effective date the provisions will apply is JUNE 24th, 1986.




In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 23rd day of June, 1986

/s/ Edwin J. Simcox
-------------------
Secretary of State,
XXXPAGE 89XXX


                                CERTIFICATE REGARDING
                             ELECTION OF APPLICATION OF
                          INDIANA BUSINESS CORPORATION LAW

     The undersigned, the duly elected and acting Secretary of Irwin Union Corporation
("Corporation), respectively hereby certify, verify and affirm, subject to the penalties for perjury, that the attached resolutions were adopted by the Board of Directors of the Corporation at a meeting thereof, duly constituted,and held on May 20, 1986; and that the effective date of the election to have the Indiana Business Corporation Law apply to the Corporation, as set forth in such resolutions is June 24, 1986.

     Dated this 20th day of May 1986.




                               /s/ Matthew F. Souza
                               ----------------------------------
                               [Name], [Office] of [Corporation]

                               Matthew F. Souza, Secretary
                               Irwin Union Corporation

ATTEST:

/s/Thomas D. Washburn
-----------------------
Senior Vice President
Irwin Union Corporation
XXXPAGE 90XXX


                      RESOLUTIONS REGARDING
                   ELECTION TO BE GOVERNED BY
            THE NEW INDIANA BUSINESS CORPORATION LAW



     WHEREAS, the Indiana General Assembly has recently adopted new statutory provisions governing business corporations, known as the Indiana Business Corporation Law ("New Statute"); and

    WHEREAS, the New Statute generally applies to all Indiana corporations after July 31, 1987; although a corporation's board of directors may elect to have the New Statute apply earlier by adopting and filing a resolution electing to have the New Statute apply to that corporation; and

    WHEREAS, the Board of Directors has carefully considered a summary and presentation of significant provisions of the New
Statute prepared by counsel to the Corporation; and

    WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to cause the New Statute to apply to the Corporation prior to August 1, 1987, for the following reasons, among others;

      (1) The New Statute provides greater flexibility in corporate governance and thereby reduces the time and expense required to ensure compliance with state law;

      (2) The New Statute provides the Corporation with an increased opportunity to recruit and retain qualified directors by providing them greater protection against potential liability;

      (3) The New Statute provides the Corporation with greater protection against vexatious or groundless derivative suits, while protecting the rights of shareholders to pursue meritorious derivative claims; and

      (4) The New Statute provides the Corporation with greater protection against the misuse of information obtained upon inspection by shareholders of corporate records.

    THEREFORE, BE IT RESOLVED, that the Board of Directors hereby elects to have the New Statute (in particular, Ind. Code 23-1-18 through 23-1-54, excluding Ind. Code 23-1-18-3, 23-1-21 and 23-
1-53-3) apply to the Corporation on and after June 24, 1986;

    RESOLVED FURTHER, that the President, any Vice President, Secretary and Treasurer, and each of them, be, and hereby are, authorized and directed to (1) file the foregoing resolution in the Office of the Secretary of State of Indiana and (2) take anv and all additional action as may be deemed necessary or desirable to implement the foregoing resolution.
XXXPAGE 91XXX

                            EXHIBIT A

                    ARTICLES OF INCORPORATION
                               OF
                     IRWIN UNION CORPORATION


   The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (herein. after referred to as the "Act,") execute the following Articles of Incorporation.


                            ARTICLE I
                              Name

   The name of the Corporation is Irwin Union Corporation


                           ARTICLE II
                            Purposes

The purposes for which the Corporation is formed are:
The transaction of any and all lawful business for which corporations may be incorporated under the Act, including by way of illustration and not of limitation, the following:

XXXPAGE 92XXX

                                          Irwin Union Corporation

                           ARTICLE II

                            Purposes


     2.01. To Act as Holding Company. To purchase or otherwise acquire, own and old the stock of other corporations and equity interest in other business entities and to direct the operations of other corporations through the ownership of stock therein and to direct the operations of other business entities through the ownership of equity interests therein.

     2.02. Capacity to Act. To have the capacity to-act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.

     2.03. To Deal in Securities. To acquire, by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities (as hereinafter defined) issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used herein shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights or, in general, any interests or instruments commonly known as securities or any and all certificates of interest or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing.

     2.04. Investment Management. To make, establish and maintain investments in securities, funds or properties of any nature whatsoever and to manage such funds; to do any and all acts and things for the preservation, protection, improvement and enhancement of the value of such property or securities or designed to accomplish any such purposes. To make investigations as to the business affairs and property of corporations, partnerships and various forms of business enterprises and to make appraisals and valuations of all kinds and investigate and render opinions as to the advisability from a financial standpoint of creating, merging, combining or otherwise dealing in business enterprises




 Article II, Page One
XXXPAGE 93XXX
                                          Irwin Union
                                           Corporation


     2.05. Creation of Corporations and Other Entities. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     2.06. To Deal in Good Will. To acquire by purchase or exchange, or by transfer, or by merger or consolidation with, the Corporation of any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or otherwise to acquire the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof and to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation or by any other lawful means.

     2.07. To Engage in Lending. To make loans and give other forms of credit including, but not limited to, financing, factoring and leasing, with or without security, and to negotiate and make contracts and agreements in connection therewith and to sell and underwrite credit insurance and life, property and liability insurance, directly or throuc.1 subsidiaries.

     2.08. To Aid Subsidiaries. To aid by loans, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities (as that term is defined in section 2.03 hereof) are in any manner, directly or indirectly, held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, to assume, with or without recourse against any such corporation, firm, organization, association or entity, the payment of the principal of, and/or the interest and premium, if any, on any obligations issued or incurred by such corporation, firm, organization ( association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish, any such purpose.

     2.09. To Provide Services. To render service, assistance, counsel and advice to and act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) for any corporation, firm, organization, association or other entity and to gather, compile and disseminate information, data and advice in respect to matters of a commercial, financial, statistical and business nature and to act as consultants, counselors and advisors.

     Article II, Page Two
XXXPAGE 94XXX
                                          Irwin Union
                                          Corporation


     2.10. To Deal in Real Estate. To acquire by purchase, exchange, lease or otherwise, and to hold, own, improve, operate, manage, lease as lessee, let as lessor, sell, convey or mortgage, whether alone or in conjunction with others, real estate of every kind, character and description, and wherever situated, or any interest therein including, without limiting the generality of the foregoing, the design, development, management, acquisition, and operation of commercial, mercantile and service structures and facilities of every character, recreational structures and facilities, residential properties and structures, and mobile home parks.

     2.11. To Deal in Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, at wholesale or retail, alone or in syndicates or otherwise in conjunction with others, commodities or other personal property of every kind, character and description and wherever situated, and any interest therein.

     2.12. To Deal in its Own Securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel its own shares, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares if such use would cause any impairment of the capital of the Corporation, and except that its own shares beneficially owned by the Corporation shall not be voted directly or indirectly.

     2.13.To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes to its business.

     2.14. To Enter into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership individual or other entity, for the carrying on of any business, transaction, or venture, which the Corporation is authorized to carry on or any business, transaction, or venture deemed necessary, convenient or incidental to carrying out of any of the purposes of the Corporation.

     2.15. To Engage in Business Generally. To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law and any, some or all of the foregoing.

     2.16. To Borrow Money.    To borrow money for any business
object or purpose of the Corporation from time to time without limit as to amount, to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.
XXXPAGE 95XXX

     Article II, Page Three
XXXPAGE 96XXX

                                         Irwin union Corporation


     2.17. To Execute Guarantees. To make any guarantee respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

     2.18. Stated Capital; Consideration for Shares. To determine the amount of the stated capital and increase or reduce stated capital and determine the consideration to be received for shares issued from time to time.

     2.19. Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by the-se Articles of Incorporation, to have and exercise all the rights, privileges and powers specified in or permitted under the Indiana General Corporation Act.

     2.20. General Powers. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith which is not forbidden by the laws of the State of Indiana or by the provisions of these Articles of Incorporation.

     2.21. Construction. The foregoing sections shall be construed as purposes as well as powers and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other section, each of such sections being regarded as creating independent purposes and powers. The enumeration shall not be construed as limiting or restricting in any manner either the meaning or general terms used in any of the sections or the scope of the general powers of the Corporation created thereby. The enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the state of Indiana nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The titles contained herein are solely for convenience and are not to be considered in construing the various sections.

     2.22. Limiting Clause. Nothing in this article shall be construed to authorize the conduct by the Corporation, directly or indirectly, of a rural loan and savings association, credit union or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee or building and loan business or receiving deposits of money, bullion or foreign coins or of issuing bills, notes, or other evidences of debt or circulation as money; provided, however, that the Corporation may own, create or otherwise acquire all or part of the issued and outstanding stock of corporations lawfully engaged in any of such activities.





Article II, Page Four
XXXPAGE 97XXX

                CERTIFICATE OF CONSENT TO USE OF NAME

Irwin Union Bank and Trust Company, an Indiana bank,on its own behalf and on behalf of its wholly-owned subsidiary, Irwin Union Realty Corporation, hereby consents to incorporation under the Indiana General Corporation Act of a incorporation on having the name Irwin Union Corporation; consents that said corporation be authorized to transact business in Indiana; and grants permission to use, and consents to the use of, the name Irwin Union Corporation by said Indiana corporation as is provided by the Indiana General Corporation Act (IC 1971, 23-1-2-4).

     IN WITNESS WHEREOF said Irwin Union Bank and Trust Company, an Indiana bank, has caused this Certificate of Consent to be executed in its proper corporate name by the officers below this day of May 1972.


                            IRWIN UNION BANK AND TRUST COMPANY
                                An Indiana Bank

                               By:  /s/ Paul. N. Dinkins
                               -------------------------
                               Paul N. Dinkins
Attest:

/s/ John A. Nash
------------------
John A. Nash, Secretary


STATE OF INDIANA

                              ) SS:

COUNTY OF BARTHOLOMEW )

        Subscribed and sworn to by Paul N. Dinkins and John A.
Nash, to me known to be the President and Secretary of Irwin
Union Bank and Trust Company- upon their several oaths before me, a notarv public, this 30 day of May 1972.

                                   /s/ Antoinette Frenzer
                                   ------------------------------
                                    Notary Public
                                    Antoinette Frenzer

My commission expires:
December 23, 1972


This instrument prepared by Stephen J. Dutton, attorney at law.
XXXPAGE 98XXX

              CERTIFICATE OF CONSENT TO USE OF NAME


 Irwin Union Foundation, an Indiana foundation hereby consents to the incorporation under the Indiana General Corporation Act of a corporation having the Irwin Union Corporation; consents that said corporation be authorized to transact business in Indiana; and grants permission to use, and consents to the use of, the name Irwin Union Corporation by said Indiana corporation as is provided by the Indiana General Corporation Act (IC 1971, 23-1-2-4).


           IN WITNESS WHEREOF said Irwin Union Foundation, an
 Indiana foundation, has caused this Certificate of Consent to be executed in its proper corporate name by the officers below this day of May, 1972.


                           IRWIN UNION FOUNDATION
                           An Indiana Foundation



                               By /s/ Paul N. Dinkins
                                   ---------------------
                                   Paul N. Dinkins President

ATTEST:

/s/ James A. Joseph
----------------------------
 James A. Joseph, Secretary


 STATE OF INDIANA
                               SS:
 COUNTY OF BARTHOLOMEW


Subscribed and sworn to by Paul N. Dinkins and James A. Joseph, to me known to be the President and Secretary of Irwin Union
Foundation upon their several oaths before me, a Notary Public, this, day of May, 1972.


                                   /s/ Antoinette Frenzer
                                   ----------------------
 My Commission Expires:             Antoinette Frenzer

 December 23, 1972

 This instrument prepared by Stephen J. Dutton, attorney at law.
XXXPAGE 99XXX

                    ARTICLES OF INCORPORATION
                    IND. SECRETARY OF STATEOF
                     IRWIN UNION CORPORATION


       Irwin Union Corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                            ARTICLE I
                            AMENDMENT

        Section   1. The date of incorporation of the        Corporation
   is  May 31, 1972.

        Section 2. The name of the Corporation        following this
   amendment is   Irwin Union Corporation.

        Section 3. The exact text of Article V, Section 1 and Section 5.20 of the Articles of Incorporation is now as follows:

                Section 1.  Number.  The number of shares which
             the Corporation has the authority to issue is 1,550,000 shares consisting of 1,500,000 Common
             Shares with a par due of $5
             per share, and 50,000 preferred shares without par value.

                Section 5.20. Classes.  The authorized shares  of
             the Corporation (the "Shares") shall be divided into two classes consisting of 1,500,000 Common Shares, par value $5, (the "Common Shares") and 50,000 preferred shares without par value (the "Preferred Shares").

       Section 4. The Amendment was adopted by the shareholders of the Corporation on March 22, 1989, and are to be effective upon the filing of these Articles of Amendment.
XXXPAGE 100XXX
                           ARTICLE II

                   MANNER OF ADOPTION AND VOTE


    The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be -cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:

               Designation of Voting Group              Common

               Number of Outstanding Shares            630,007
               Number of Votes Entitled to be Cast     630,007
               Number of Votes Represented at Meeting  522,899
               Shares Voted in Favor                   512,798
                                                        --------
               Shares Voted Against                      9,238

    IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 10 day of May, 1989.


                                 IRWIN UNION CORPORATION

                                 /s/ Matthew F. Souza
                                 ---------------------------
                                 Matthew F. Souza, Secretary







This instrument was prepared by Stephen J. Hackman, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square, Box 82001,
Indianapolis, Indiana 46282-0002.




XXXPAGE 101XXX



                          Exhibit 3(d)

                  ARTICLES OF AMENDMENT OF THE
                    ARTICLES OF INCORPORATION

                      ARTICLES OF AMENDMENT
                             OF THE
                    ARTICLES OF INCORPORATION
                               OF

                     Irwin Union Corporation

     The above corporation (hereinafter referred to as the Corporation existing pursuant to the Indiana Business Corporation Law. desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

                    ARTICLE I - AMENDMENT(S)

Section 1:  Date of Incorporation:  May 31, 1972

Section 2: The name of the Corporation following this amendment: Irwin Financial Corporation

Section 3: The exact text of Article(s) see attached of the Articles of Incorporation is now as follows (attach additional pages it necessary).

Date of each Amendment's Adoption:  August 21, 1990
XXXPAGE 102XXX

Section 4: (Complete this section only if amendments provides for an exchange, reclassification or cancellation of issued shares and provisions for implementing the amendment are not contained in the amendment itself.

Provisons for implementing the exchange, reclassification or cancellation of issued shares are set forth below (Attach additional sheets if necessary):

                               N/A




 ARTICLE 11 - MANNER OF ADOPTION AND VOTE (Strike not applicable section)

SECTION 1: Shareholder vote not required.
         The amendment(s) was I were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

SECTION 2: Vote of Shareholders.
         The designation (i.e. common, preferred and any classification were different classes of stock exists). number of outstanding shares. number of votes entitled to be Cast by each voting group) entitled lo vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below: see attached.

 DESIGNATION OF EACH VOTING GROUP.

 NUMBER OF OUTSTANDING SHARES:

 NUMBER OF VOTES ENTITLED TO BE CAST:
 NUMBER OF VOTES REPRESENTED AT THE MEETING:

 SHARES VOTED IN FAVOR.

 SHARES VOTED AGAINST:



       In Witness Whereof, the undersigned being Vice President and Secretary of said Corporation executes these Articles of Amendments of the Articles of Incorporation and verifies. subject to penalties of perjury that the statements contained herein are true, this 4th day of September, 1990.

/s/ Matthew F. Souza               Matthew F. Souza
Signature                          Printed

XXXPAGE 103XXX

                            ARTICLE I

                            AMENDMENT

     Section 1. The date of incorporation of the Corporation is May 31, 1972.

     Section 2. The name of the Corporation following this amendment is Irwin Financial Corporation.

     Section 3. The exact text of Article I of the Articles of Incorporation is now as follows:

          Name.     The   name   of  the  Corporation  is   Irwin
                    Financial Corporation.

     Section 4. The Amendment was adopted by the shareholders of the Corporation on August 21, 1990, and are to be effective upon the filing of these Articles of Amendment.

                           ARTICLE II

                   MANNER OF ADOPTION AND VOTE


     The designation (i.e. common,, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth below:

                Designation of voting Group  Common

                Number of outstanding shares:          934,780
                Number of votes entitled to be cast:   934,780
                Number of votes represented at the
                meeting:                               713,402
                Shares voted in favor:                 701,376
                Shares voted against:                   10,175



XXXPAGE 104XXX




                        STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE

                      ARTICLES OF AMENDMENT

   To Whom These Presents Come, Greeting:

   WHEREAS, there has been presented to em at this office, Articles of Amendment for:

    Irwin Financial Corporation

   and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business
Corporation Law, as amended.

   NOW, THEREFORE, I JOSEPH H. HOGSETT, Secretary of State of
Indiana, hereby certify that I have this day filed said articles in this office.

   The effective date of these Articles of Amendment is April
30, 1992.

   IN Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Thirtieth day of April, 1992.

   JOSEPH H. HOGSETT, Secretary of State
XXXPAGE 105XXX

                  ARTICLES OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF:


The undersigned officers of Irwin Financial Corporation

 (hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of Articles of Incorporation, certify the following facts:

                     ARTICLE I Amendment(s)

SECTION I The date of incorporation of the corporation is:  May
31, 1972

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: same as above


SECTION 3

 The exact text of Article(s): V Section 1 Number of the Articles of Incorporation now as follows:

     The number of shares which the Corporation has the authority to issue is 7,550,000 shares consisting of common shares with a par value of $5 per share, and 50,000 preferred shares without par value.


SECTION 4 Date of each amendment's adoption:

                 April 21, 1992
XXXPAGE 106XXX

                            ARTICLE 11

                   Manner of Adoption and Vote

SECTION 1 Action by Directors:
The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) of the Articles of Incorporation directing a meeting of the Shareholders, to be held on allowing such Shareholders to-vote on the proposed amendment.
The resolution was adopted by (Select appropriate paragraph)
    (a)Vote of the Board of Directors at a meeting held on ------ --at which a quorum of such Board was present.

    (b) Written consent executed on --------, and signed by all member of the Board of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.

The amendment was adopted by: (Select appropriate paragraph)

     (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

TOTAL
        SHAREHOLDERS ENTITLED TO VOTE.               1,417,891
        SHAREHOLDERS VOTED IN FAVOR:                 1,211,029
        SHAREHOLDERS VOTED AGAINST.                     10,668

(b)  Written consent executed on      19 and signed by all such
  Shareholders

SECTION 3 Compliance with Legal requirements.

   The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance the provisions of the Act. the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the Penalties of perjury that the statements contained are true this
                                         /s/ Matthew F. Souza
                                         ------------------------
                                          Vice President and Secretary
XXXPAGE 107XXX

                         STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE

                      ARTICLES OF AMENDMENT

   To Whom These Presents Come, Greeting:

   WHEREAS, there has been presented to em at this office, Articles of Amendment for:

    Irwin Financial Corporation

   and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business
Corporation Law, as amended.

   NOW, THEREFORE, I JOSEPH H. HOGSETT, Secretary of State of
Indiana, hereby certify that I have this day filed said articles in this office.

   The effective date of these Articles of Amendment is April
28, 1994.

   IN Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-eighth day of April, 1994.

/s/ JOSEPH H. HOGSETT
-------------------------------
JOSEPH H. HOGSETT, Secretary of State

By /s/ Peggy Runes
----------------------------
Peggy Runes, Deputy
XXXPAGE 108XXX


                  ARTICLES OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF:



The undersigned officers of IRWIN FINANCIAL CORPORATION

 (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
 (Indicate appropriate act)
            Indiana Business Corporation Law
 as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment certain provisions of Articles of Incorporation, certify the following facts:


                     ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the corporation is:  May 31, 1972

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

            same as above

SECTION 3

The exact text of Article(s) V., Section 1. Number of the
Articles of Incorporation
        now as follows:

        The number of shares which the Corporation has the
authority to            issue is 7,550,000 shares consisting of
7,500,000 common shares without par value, and 50,000 preferred shares without par value.

SECTION 4 Date of each amendment's adoption:

              April 26, 1994
XXXPAGE 109XXX

             ARTICLE II Manner of Adoption and Vote

Section 1 Action by Directors:

The Board of Directors of the Corporation duly adopt a resolution proposing to amend the terms and provisions of Articles ---------- of the Articles of Incorporation such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select aPProPtiateoaragrapt7)

(a) Vote of the Board of Directors at a meeting held on ------------- 19-- at which a quorum of such Board was present.

(b) Written consent executed on ------------------ 19-- and signed by ail members the Board of Directors.

The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the Proposed amendment.
The amendment was adopted by: (Select appropriate paragraph)       (a)



(a) Vote ot such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

          SHAREHOLDERS ENTITLED TO VOTE:          5,833,135

          SHAREHOLDERS VOTED IN FAVOR:            4,986,081

          SHAREHOLDERS VOTED AGAINST:                27,183


(b) Written consent executed on -------------- and signed by all such Shareholder of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal
Compliance of the Act, the Articles of Incorporation, and the By-
Laws of the Corporation.



I hereby verify subject to the penalties of perjury that the statements contained are true the 27th day of April, 1994.

/s/ Matthew F. Souza          Matthew F. Souza
Signature                     Printed Name

Officer's Title:  Vice President and Secretary
XXXPAGE 110XXX

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

                  ARTICLES OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF:

Name of Corporation
            Irwin Financial Corporation

The undersigned officers of:  Irwin Financial Corporation
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act) Indiana Business
Corporation Law as amended

(hereinafter referred to as the 'Act'), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                     Article I Amendment(s)

SECTION 1 The date of incorporation of the Corporation is:  May
31, 1972

SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation is: same as above

SECTION 3

The exact text of Article(s) V. Section 1. Number of
Incorporation is now as follows:

     The number of shares which the Corporation has the authority to issue is of the Articles 40,050,000 shares consisting of 40,000,000 common shares without par value, and 50,000 preferred shares without par value.
SECTION 4 Date of each amendment's adoption: April 30, 1996
XXXPAGE 111XXX
                        STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE

                      ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                   IRWIN FINANCIAL CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business
Corporation Law, as amended.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of
Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is May 02, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Second day of May, 1996.

/s/ Sue Anne Gilroy
--------------------------
SUE ANNE GILROY, Secretary of State

JB
---------------------------
Deputy
XXXPAGE 112XXX
             ARTICLE 11 Manner of Adoption and Vote

SECTION I This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

                  Shares entitled to vote.             5,670,586

                  Number of shares represented at the meeting.   5,296,068

                  Shares voted in favor.               4,928,818

                  Shares voted against.                344,339

B. Written consent executed on                     19  and signed by all

such shareholders.



         ARTICLE III Compliance with Legal Requirements



The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with tne provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this lst day of May, 1996


                              /s/ Matthew F. Souza
                              ------------------------------
                               Matthew F. Souza
                                 Vice President and Secretary
XXXPAGE 113XXX